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                                                                   EXHIBIT 10(h)

                          KIRKPATRICK & LOCKHART LLP
                        1800 Massachusetts Avenue, N.W.
                         Washington, D.C.  20036-1800
                                (202) 778-9000



                               October 4, 1996



     PaineWebber Managed Investments Trust
     1285 Avenue of the Americas
     New York, New York  10019

     Dear Sir/Madam:

              PaineWebber Managed Investments Trust ("Trust") is an unincorporated voluntary association organized under the laws of the Commonwealth of Massachusetts on November 21, 1986. You have requested our opinion regarding certain matters in connection with the Trust's issuance of Class A, Class B and Class C shares of beneficial interest (the "Shares") in the series designated as PaineWebber Asia Pacific Growth Fund.

              We have, as counsel, participated in various business and other proceedings relating to the Trust. We have examined copies, either certified or otherwise proved to be genuine, of the Declaration of Trust and By-Laws of the Trust, the minutes of meetings of its board of trustees and other documents relating to its organization and operation, and we are generally familiar with its business affairs. Based upon the foregoing, it is our opinion that the unlimited number of Shares of PaineWebber Asia Pacific Growth Fund that are currently being registered may be legally and validly issued in accordance with the Trust's Declaration of Trust and By-Laws and subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940 and applicable state laws regulating the offer and sale of securities; and when so issued, the Shares will be legally issued, fully paid and non-assessable by the Trust.

              The Trust is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Trust. The Declaration of Trust states that creditors of, contractors with and claimants against the Trust or any series thereof shall look only to the assets of the Trust or the appropriate series for payment. It also requires that notice of such disclaimer be given in each note, bond, contract, certificate, undertaking or instrument made or issued by the officers or the trustees of the Trust on behalf of the Trust. The Declaration of Trust further provides (i) for indemnification from the assets of the appropriate series for all loss and expense of any shareholder held personally liable for the obligations of the Trust or any series by virtue of ownership of shares of such series and (ii) for the
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     PaineWebber Managed Investments Trust
     October 4, 1996
     Page 2


     appropriate series to assume the defense of any claim against the shareholder for any act or obligation of such series. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is limited to circumstances in which the Trust or series would be unable to meet its obligations.

              We hereby consent to the filing of this opinion in connection with Post-Effective Amendment No. 46 to the Trust's Registration Statement on Form N-1A (File No. 33-55374) to be filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Counsel" in the Statement of Additional Information filed as part of the Registration Statement.

                                       Very truly yours,

                                       KIRKPATRICK & LOCKHART LLP


                                       By:  /s/ Robert A. Wittie
                                            ------------------------------
                                                Robert A. Wittie